5













                                 EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                          (hereinafter the "Agreement")

                              Entered into Between


                          MANULIFE REINSURANCE LIMITED
                                       of
                                Hamilton, Bermuda
                       (hereinafter the "Ceding Company")


                                       AND


              AMERICO FINANCIAL LIFE AND ANNUITY INSURANCE COMPANY (formerly "The College Life Insurance Company of America")
                                       of
                                  Dallas, Texas
                          (hereinafter the "Reinsurer")






                                                                 October 1, 2000

                                Table of Contents


                                                                          Page
ARTICLE I   GENERAL PROVISIONS                                              3
ARTICLE II  REINSURANCE PREMIUMS                                            5
ARTICLE III BENEFIT PAYMENTS                                                5
ARTICLE IV  OVERRIDE COMMISSION                                             6
ARTICLE V   ACCOUNTING AND SETTLEMENTS                                      6
ARTICLE VI                 DURATION                                         7
ARTICLE VII                TERMINAL ACCOUNTING AND SETTLEMENT               9
ARTICLE VIII               PROXY TAX                                        9
ARTICLE IX                 ARBITRATION                                     11
ARTICLE X                  GOVERNING LAW                                   12
ARTICLE XI                 INSOLVENCY                                      12
ARTICLE XII                REPRESENTATIONS AND WARRANTIES                  13
ARTICLE XIII               EXECUTION AND EFFECTIVE DATE                    14
SCHEDULE A                 QUARTERLY REPORT OF ACTIVITY AND SETTLEMENT     15
SCHEDULE B                 NOVATION                                        16

                                 EXCESS OF LOSS

                              REINSURANCE AGREEMENT


The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the underlying direct writing companies will be and remain solely liable to any insured, policyowner or beneficiary under any policy reinsured hereunder.

                                    ARTICLE I

                               GENERAL PROVISIONS


1. Policies and Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions hereof, the excess of loss portion of the risks assumed by the Ceding Company under the Coinsurance and Modified Coinsurance Agreement numbered 5073 effective as of October 1, 2000 (the "Underlying Agreement") by and between the Ceding Company and Employers Reassurance Corporation ("Underlying Ceding Company").

 2.      Coverages  and   Exclusions.   Only  the  risks  reinsured  under  the
         Underlying  Agreement are reinsured  under this Agreement.

 3. Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the risks reinsured hereunder, except as otherwise provided herein.

 4. No Extracontractual Damages. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any extracontractual damages or extracontractual liability resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded from this Agreement for the conduct described above: actual damages, damages for emotional distress, and punitive or exemplary damages.

 5. Inspection. At any reasonable time, the Reinsurer may inspect, during normal business hours, at the principal office of the Ceding Company, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The Reinsurer will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereunder.

6. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

7. Currency. All amounts in this Agreement are in U.S. dollars unless specified otherwise. Any amounts payable in currency other than U.S. dollars shall be paid in U.S. dollars at the rate(s) of exchange as agreed by the parties or at the rate of exchange on the date that payment was made.

8. Assignment. Neither party may assign any of its rights, duties or obligations under this Agreement without prior written consent of the other party.

9. Amendments. This Agreement may be amended only by written agreement of the parties.

10. Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the risks reinsured hereunder. There are no understandings between the parties with respect to the risks reinsured hereunder other than as expressed in this Agreement. Except where otherwise indicated herein, the words and terms in this agreement shall have the same meaning as given in the Underlying Agreement.

11. Severability. In the event that any provision or term of this Agreement shall be held to be illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect, except if the provision or term held to be illegal or unenforceable is also held to be a material part of this Agreement such that the party in whose favor the material term or provision was stipulated herein would not have entered into this Agreement without such term or provision, then the party in whose favor the material term or provision was stipulated shall have the right, upon such holding, to terminate this Agreement.

12. Non-Waiver of Rights. No forbearance on the part of either party to insist upon compliance by the other party with the terms of this Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

13. Survival of Representations and Warranties. All obligations, representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect until all obligations of the parties hereunder have been discharged in full.

                                    ARTICE II

                              REINSURANCE PREMIUMS

At the end of each Accounting Period, the Ceding Company will pay the Reinsurer, with respect to the risks reinsured under the Agreement, Reinsurance Premiums equal to the greater of zero and (a) less (b) where:

         (a) equals any positive settlement amounts collected by the Ceding Company on the Underlying Agreement including any interest on delayed payments received by the Ceding Company and

         (b)    equals any Cumulative Loss Carry Forward amounts as defined in
                Article III increased by a proportionate share of any interest on delayed payments received by the Ceding Company in (a) above.


The Loss Carry Forward Repayment for a given Accounting Period is defined as the lesser of (a) and (b) above.



                                   ARTICLE III

                                BENEFIT PAYMENTS

At the end of each Accounting Period, the Reinsurer will pay the Ceding Company, with respect to the risks reinsured under the Agreement, Benefit Payments equal to the greater of (a) zero and (b) any settlement amounts payable by Ceding Company on the Underlying Agreement less $25,000. The resulting unreimbursed amount (the lesser of $25,000 or the absolute value of any negative settlement on the Underlying Agreement) will be considered a Loss Carry Forward.

A Cumulative Loss Carry Forward will be calculated as (a) plus (b) less (c) where:

(a) equals the Cumulative Loss Carry Forward from the prior Accounting Period with interest at the annualized rate equal to the 3 month U.S. Treasury Bill discount rate as of the end of the prior Accounting Period plus 2% (the annualized rate will be adjusted to a quarterly rate by dividing the rate by four);
(b)      equals the current Accounting Period Loss Carry Forward; and
(c) equals any Loss Carry Forward Repayment for the current Accounting Period per Article II.

                                   ARTICLE IV

                               OVERRIDE COMMISSION

At the end of each Accounting Period, the Reinsurer will pay the Ceding Company an Override Commission equal to fifty (50) basis points multiplied by the Unamortized Ceding Commission at the start of the quarter, where the Unamortized Ceding Commission is in accordance with the Underlying Agreement. The Override Commission will be increased by a proportionate share of any interest on delayed payments received by the Ceding Company noted in Article II, item a.


                                    ARTICLE V

                           ACCOUNTING AND SETTLEMENTS

 1. Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through December 31, 2000, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement as described in Article VII, Paragraph 2.

 2. Quarterly Accounting Reports. Accounting reports in the form of Schedule A will be submitted to the Reinsurer by the Ceding Company for each Accounting Period not later than fifteen (15) days after the Ceding Company receives the Underlying Ceding Company's report under the Underlying Agreement for such Accounting Period. Such reports will include information on the amount of Reinsurance Premiums, Benefit Payments, and the Override Commission.

 3. Quarterly Settlements. If the amount shown in Paragraph 2 is due the Reinsurer, the Ceding Company's payment thereof shall accompany the report, provided that the Ceding Company has received all amounts from the Underlying Ceding Company under the Underlying Agreement. If the amount shown in Paragraph 2 is due the Ceding Company, the Reinsurer shall make its payment thereof to the Ceding Company within 15 days after receiving the report.

 4. Estimations. If the amounts, as defined in Paragraph 2 above, cannot be determined at such dates on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they are available.

 5. Delayed Payments. For purposes of Paragraph 3 above, if there is a delayed settlement of a payment due, there will be an interest penalty, at an interest rate equal to the prevailing 3 month U.S. Treasury Bill discount rate on the date the payment becomes overdue plus 2%, for the period that the amount is overdue.

 6. Offset of Payments. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and only the balance shall be allowed or paid. In the event of insolvency of the Ceding Company or the Reinsurer, offsets shall be allowed in accordance with applicable law.

                                   ARTICLE VI

                                    DURATION


1. Reinsurer's Liability. The liability of the Reinsurer with respect to the risks reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any risk reinsured hereunder will terminate on the earlier of: (i) the date such risk is recaptured by the Underlying Ceding Company under the Underlying Agreement or (ii) the date this Agreement is terminated or commuted pursuant to this Article. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article VII of this Agreement.

         If any event or defect occurs that would give rise to a right of any party to terminate the Underlying Agreement, the Ceding Company shall provide 10 days written notice of such event to the Reinsurer.

2.       Period of Duration. Upon the earlier of:
----------------------------

(a) the first day of the Accounting Period immediately following complete amortization of the Unamortized Ceding Commission, per the Underlying Agreement;

(b) a date specified by the Reinsurer in accordance with Paragraph 3 of this Article; and

(c)      July 1, 2006

         the Reinsurer shall assume all of the Ceding Company's rights and obligations under the Underlying Agreement between the Ceding Company and the Underlying Ceding Company (the "Assumption"). Upon the Assumption, the parties hereto shall execute, and take all necessary steps to cause the Underlying Ceding Company to execute, a Novation Agreement substantially in the form attached as Schedule B, effective as of the date of the Assumption.

         Immediately following the Agreement, this Agreement shall be commuted and the Reinsurer shall pay the Commutation Compensation to the Ceding Company within 30 days of the Assumption. For the purposes of this Agreement, "Commutation Compensation" shall mean the amount equal to the sum of the following: (i) the Cumulative Loss Carryforward on the date of commutation, (ii) any amounts otherwise due and payable by the Reinsurer to the Ceding Company under this Agreement which have not been settled on the date of commutation; and (iii) any interest due on items (i) and (ii) above.

         The effect of the Assumption and subsequent commutation of this Agreement shall be that the parties agree to a commutation of this Agreement in accordance with this Article and that the Ceding Company and Reinsurer will be released from all liability under this Agreement.

3. Early Assumption. In accordance with Paragraph 2 of this Article, Assumption shall occur at the Reinsurer's option upon 60 days written notice to the Ceding Company on any date specified below, subject to the Reinsurer satisfying the payment conditions stated therein:

(a) On a date after January 1, 2005 or the first day of any Accounting Period when the Unamortized Ceding Commission is less than $5,000,000, subject to the payment to the Ceding Company of the Commutation Compensation;

(b) On a date between January 1, 2004 and December 31, 2004, including those dates, subject to the payment to the Ceding Company of the Commutation Compensation plus 1% of the Unamortized Ceding Commission on the date of the commutation; or

(c) On a date between January 1, 2003 and December 31, 2003, including those dates, subject to the payment to the Ceding Company of the Commutation Compensation plus 2% of the Unamortized Ceding Commission on the date of the commutation.

                                   ARTICLE VII

                       TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that this Agreement is terminated in accordance with Article VI, or the liability of the Reinsurer with respect to all risks reinsured hereunder is otherwise terminated in accordance with Article VI, the Ceding Company shall furnish to the Reinsurer a Terminal Accounting and Settlement not later than fifteen
         (15) days after the Ceding Company receives the Underlying Ceding Company's report under the Underlying Agreement for the final Accounting Period..

   2. Date. The terminal accounting date will be the effective date of termination or any other date mutually agreed to in writing.

   3. Settlement. The Terminal Accounting and Settlement will consist of the amounts described in Article VI, payable to the Ceding Company

        Such amount will be paid by the Reinsurer to the Ceding Company within thirty (30) days after the receipt of the Terminal Accounting and Settlement.

        The Reinsurer and the Ceding Company each agree to pay the other simple interest, at the prevailing 3 month U.S. Treasury Bill discount rate plus 2% as determined on the day the accounts are due, on all amounts due and not remitted when due.

3. Supplementary Accounting and Settlement. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                  ARTICLE VIII

                                    PROXY TAX

     1. Proxy Tax Reimbursement. Pursuant to IRC Section 848 as added by the Revenue Reconciliation Act of 1990, insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of net premiums. At the Reinsurer's request, the Ceding Company will reimburse the Reinsurer for any positive timing cost to the Reinsurer which results from the application of IRC
Section 848 to the risks reinsured hereunder and which the Reinsurer considers material. At the Ceding Company's request, the Reinsurer will reimburse the Ceding Company for the absolute value of any negative timing cost to the Reinsurer which results from the application of IRC Section 848 to the risks reinsured hereunder and which the Ceding Company considers material. The Reinsurer and the Ceding Company agree, however, that any timing cost which would result from the regulations published on December 29, 1992, by the Internal Revenue Service under IRC Section 848 would not be material and thus not subject to reimbursement hereunder. The Ceding Company and Reinsurer agree to negotiate in good faith if the tax circumstances of the parties change or changes in the tax code create unanticipated adverse economic affects for one party and offsetting favorable consequences for the other.

     2. Election to Determine Specified Policy Acquisition Expenses. The Ceding Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to policies reinsured under this Agreement without regard to the general deductions limitation of Section 848(c) (1) of the Internal Revenue Code of 1986, as amended. The Ceding Company and the Reinsurer will exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Reinsurer will submit a schedule to the Ceding Company by May 1 of each year presenting its calculation of the net consideration for the preceding taxable year. The Ceding Company may contest the calculation in writing within thirty (30) days of receipt of the Reinsurer's schedule. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified policy acquisition expense without regard to the general deductions limitation is effective for all taxable years during which this Agreement remains in effect.

                                   ARTICLE IX

                                   ARBITRATION


1. Basis for Arbitration. The Ceding Company and Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practices of the insurance and reinsurance industry. While both Parties agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

        In the event that any dispute cannot be resolved to the Ceding Company and Reinsurer's mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

     2. Negotiation. Within ten days after one of the Parties has given the other the first written notification of the specific dispute, each of the Parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

        If the officers cannot resolve the dispute within thirty days of their first meeting, both Parties agree that they will submit the dispute to formal arbitration. However, the Ceding Company and Reinsurer may agree in writing to extend the negotiation period for an additional thirty days.

3. Arbitration Proceedings. No later than fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

        An arbitration panel consisting of three active or retired officers of life insurance or reinsurance companies not affiliated with either the Ceding Company or Reinsurer in any way will settle the dispute. Each Party will appoint one arbitrator and the two will select a third. In the event that the arbitrators are unable to agree on a third arbitrator within sixty (60) calendar days from the date one of the arbitrators sends written notice to the arbitrator requesting that the arbitrators select a third arbitrator, then either party may petition the court to select the third arbitrator.

        Once the arbitration panel has been constituted, the third arbitrator shall contact the parties or their counsel in writing and request a telephone conference. The purpose of the telephone conference is to set a date when the parties, their counsel and the arbitration panel will meet to address organizational matters relating to the arbitration.

        The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of the American Arbitration Association that are in effect at the time the arbitration begins.

        The arbitration will take place where the Reinsurer is located unless the Ceding Company and Reinsurer mutually agree otherwise.

        Within sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. In resolving the merits of the parties' difference of opinion the arbitration panel is relieved from all judicial formalities and may abstain from following the strict rule of law, but shall interpret this Agreement as an honourable engagement and not merely a legal obligation. The arbitration panel shall make any interim and final award to effectuate the general purpose of the Agreement in a reasonable manner rather than in accordance with a literal or strictly legal interpretation of its language.

        The decision will be final and binding on both the Ceding Company and Reinsurer and there will be no further appeal.

        The Ceding Company and Reinsurer may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

        Unless otherwise decided by the arbitrators, the Ceding Company and Reinsurer will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each Party will be responsible for its own attorneys' fees.




                                    ARTICLE X

                                  GOVERNING LAW

This Agreement shall be interpreted and governed by the laws of the state of Texas without regard to its rules with respect to conflict of law.


                                   ARTICLE XI

                                   INSOLVENCY

The Ceding Company and the Reinsurer agree that, in the event of the insolvency of the Ceding Company, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the Effective Date of this Agreement, the reinsurance shall be payable by the Reinsurer on the basis of the amount of liability of the Ceding Company under the contract or contracts reinsured, without diminution because of the insolvency of the Ceding Company; furthermore, that such amount shall be paid directly to the Ceding Company or its liquidator, receiver or other statutory successor.

It is understood and agreed, however, that the obligations of the Ceding Company as set forth in this Agreement, including, among others, the duty to investigate, settle and defend all claims arising under risks with respect to which reinsurance is afforded by this Agreement, shall remain unimpaired and unaffected by the insolvency of the Ceding Company and shall be assumed by the liquidator, receiver or statutory successor of the Ceding Company in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the Reinsurer of the pendency of a claim against the Ceding Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and inter-pose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company, its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as the result of the defense undertaken or asserted by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

Nothing hereinabove set forth in this insolvency clause shall in anywise change the relationship or status of the parties hereto, to wit, that of Ceding Company and Reinsurer, nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the Ceding Company under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor shall anything in this insolvency clause in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE XII

                         REPRESENTATIONS AND WARRANTIES

The Ceding Company and Reinsurer represent and warrant that all requisite corporate authorizations, consents or approvals in connection with the execution, delivery or performance of this Agreement have been obtained.

                                  ARTICLE XIII

                          EXECUTION AND EFFECTIVE DATE

In order to reflect the Reinsurer's January 1, 2001 name change from The College Life Insurance Company of America to Americo Financial Life and Annuity Insurance Company effective upon the same date, the former company is deleted and the latter company is substituted.

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of October 1, 2000.


MANULIFE REINSURANCE LIMITED
("Ceding Company")


BY:        ____________________________        ATTEST: ______________________

TITLE:     ____________________________        TITLE: ________________________

DATE:      ____________________________        DATE: ________________________


AMERICO FINANCIAL LIFE AND ANNUITY INSURANCE COMPANY (formerly "The College Life Insurance Company of America")
 ("Reinsurer")


BY:        ____________________________        ATTEST: ______________________

TITLE:     ____________________________        TITLE: ________________________

DATE:      ____________________________        DATE: ________________________

                                             SCHEDULE A


                            QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS

                                  FROM CEDING COMPANY TO REINSURER


                    Accounting Period: _____________________

                  Date Report Completed: _____________________





1.       Reinsurance Premiums (Article II)           ___________________

2.       Benefit Payments (Article III)              ___________________

3.       Override Commission (Article IV)            ___________________

4.       Cash Settlement = 1 - 2 - 3                 ___________________

5.       Loss Carry Forward                          ___________________

6.       Loss Carry Forward Repayment                ___________________

7.       Cumulative Loss Carry Forward               ___________________

                                             SCHEDULE B


                                              NOVATION

THIS NOVATION AGREEMENT is made as of [insert date of novation here] between The College Life Insurance Company of Dallas, Texas or its successor ("College Life"), Manulife Reinsurance Limited of Hamilton, Bermuda ("MRL"), and Employers Reassurance Corporation of Overland Park, Kansas ( the "Company").

WHEREAS MRL and the Company are parties to a Coinsurance / Modified Coinsurance Reinsurance Agreement dated October 1, 2000 (hereinafter referred to as the "Reinsurance Agreement"); and WHEREAS as of [insert date here] (the "Effective Date") the parties to this Novation Agreement have agreed to novate the Reinsurance Agreement by substituting MRL with College Life, such that College Life will assume all of MRL's interests, rights, duties, obligations and liabilities under the Reinsurance Agreement and MRL will be relieved of all of its interests, rights, duties, obligations and liabilities under the Reinsurance Agreement; and WHEREAS the Company wishes to consent and agree to such novation.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1) College Life hereby assumes all interests, rights, duties, obligations, and liabilities of MRL under the Reinsurance Agreement. College Life further agrees with each of MRL and the Company that on the Effective Date, College Life shall be bound by all of the terms and conditions of the Reinsurance Agreement.

2) The Company hereby releases MRL from all of its rights, duties, obligations and liabilities, express or implied, arising under the terms of the Reinsurance Agreement.

3) Upon novation of this Agreement, the Company agrees that College Life may have the reinsurance basis converted to coinsurance by requesting that the Company transfer the assets held in escrow for the risks reinsured under the Reinsurance Agreement to College Life.

4) The Reinsurance Agreement is accordingly amended by deleting the name of MRL wherever it appears and substituting therefore the name of College Life. In all other respects, the terms of the Reinsurance Agreement remain unaltered.

5) College Life and the Company hereby ratify and confirm the Reinsurance Agreement is an agreement solely between them.

6) Each party agrees to do all things as may be necessary to give full effect to this Novation Agreement.

7) This Novation Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8) If any provision of this Novation Agreement is held to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

9) This Novation Agreement shall be governed by and construed in accordance with the law applicable to the Reinsurance Agreement.

IN WITNESS WHEREOF the parties have executed this Novation Agreement as of [insert date here].


THE COLLEGE LIFE INSURANCE COMPANY OF AMERICA
By:      ________________________          By:      _________________________
Title:   ________________________          Title:   _________________________
Date:    ________________________          Date:    _________________________


MANULIFE REINSURANCE LIMITED
By:      __________________________        By:      _________________________
Title:   __________________________        Title:   _________________________
Date:    __________________________        Date:    _________________________

EMPLOYERS REASSURANCE CORPORATION

By:      ___________________________       By:      ___________________________
Title:   ___________________________       Title:   ___________________________
Date:    ___________________________       Date:    ___________________________